UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Borders Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Phoenix Drive

Ann Arbor, Michigan 48108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2004

To the Shareholders of

BORDERS GROUP, INC.:

The Annual Meeting of Shareholders of Borders Group, Inc., a Michigan corporation (the “Company”) will be held at 11:30 a.m. local time on Thursday, May 20, 2004 at The Ritz-Carlton Fairlane Plaza, 300 Town Center Drive, Dearborn, MI 48126 for the following purposes:

1.	To elect nine Directors of the Company, each to serve until the 2005 Annual Meeting of Shareholders or until a successor is elected and qualified,

2.	To approve the Company’s 2004 Long-Term Incentive Plan,

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004, and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 23, 2004 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

THOMAS D. CARNEY
Secretary

Ann Arbor, Michigan

April 14, 2004

YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

BORDERS GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2004

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Borders Group, Inc., a Michigan corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 11:30 a.m. local time on Thursday, May 20, 2004 at The Ritz-Carlton Fairlane Plaza, 300 Towncenter Drive, Dearborn, MI 48126 and at any and all adjournments or postponements thereof. At the Annual Meeting, the shareholders of the Company are being asked to consider and vote upon (i) the election of nine Directors, each to serve until the 2005 Annual Meeting of Shareholders or until a successor is elected and qualified, (ii) a proposal to approve the Company’s 2004 Long-Term Incentive Plan, and (iii) a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.

This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 14, 2004.

VOTING RIGHTS AND PROCEDURES

General Voting Information

Only holders of record of the Company’s common stock (“Common Stock”), at the close of business on March 23, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 78,316,235 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the Record Date on any matter submitted to a vote of shareholders at the Annual Meeting.

The election of the nine Directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting. All abstentions and broker non-votes will be disregarded in tabulating the vote on the election of Directors.

The adoption of the proposals to approve the Company’s 2004 Long-Term Incentive Plan and to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004 will require the affirmative vote of a majority of the votes cast on these proposals by the holders of Common Stock who are present in person or represented by proxy and entitled to vote at the Annual Meeting. All abstentions and broker non-votes will be disregarded in tabulating the vote on these proposals.

Under applicable Michigan law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

Voting by Shareholders of Record and Beneficial Owners

Shareholders whose shares are registered directly with the Company’s transfer agent are considered, with respect to those shares, to be the shareholder of record. The Company is sending these proxy materials directly to shareholders of record. Shareholders of record have the right to submit a proxy directly to the Company or to vote in person at the Annual Meeting.

Shareholders whose shares are held in a brokerage account, through an employee benefit plan or by another nominee, are considered the beneficial owners of shares held in “street name.” The proxy materials for these shareholders are being forwarded to beneficial owners, together with a voting instruction card. Beneficial owners have the right to direct their broker, trustee or nominee as to how to vote and also are invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, he or she may not vote these shares in person at the Annual Meeting without a proxy from the broker, trustee or nominee that holds the shares, giving the beneficial owner the right to vote the shares at the meeting. The broker, trustee or nominee of each beneficial owner has enclosed or provided voting instructions for use in directing the broker, trustee or nominee how to vote your shares.

Methods for Submitting Proxies or Voting Instructions

The following methods are available to vote by proxy or to submit voting instructions to brokers, trustees or nominees:

By Mail — Record holders may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

By Internet — Record holders with Internet access may submit proxies by following the Internet voting instructions on their proxy cards. Most beneficial owners may vote by accessing the Web site specified on the voting instruction cards provided by their brokers, trustee or nominees.

By Telephone — Record holders may submit proxies by following the telephone voting instructions on their proxy cards. Most beneficial owners may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.

Revocation of Proxies or Voting Instructions

Shareholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, cause a previously granted proxy to be revoked. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

Voting of Proxies

Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Directors’ nominees as Directors, FOR the proposal to approve the Company’s 2004 Long-Term Incentive Plan and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.

No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to shareholders who wish to propose any matter for consideration or nominate any person for election as a Director at the 2005 Annual Meeting, see “Proposals of Shareholders.”

Other Information

The Company is making this solicitation. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained Georgeson Shareholder to assist in the distribution and solicitation of proxies at a cost of approximately $8,000 plus reimbursement for out-of-pocket expenses.

The principal executive offices of the Company are located at 100 Phoenix Drive, Ann Arbor, Michigan, 48108, and its telephone number is (734) 477-1100.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine Directors will be elected at the Annual Meeting to serve until the 2005 Annual Meeting of Shareholders or until a successor is elected and qualified. Each of the nominees of the Company has committed to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

The Board of Directors recommends that shareholders vote “FOR” the Company’s nominees as Directors.

Set forth below is a brief biography of each of the Company’s nominees for election as a Director.

Joel J. Cohen, age 66. Mr. Cohen has served as Chairman and co-Chief Executive Officer of Sagent Advisors, Inc., a financial advisory firm, since September 2003. Mr. Cohen served as the non-executive Chairman of the Board of The Chubb Corporation, a major property and casualty insurance holding company, from December 2002 until December 2003 and currently serves as lead director of that company. Mr. Cohen was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), a leading investment and merchant bank that was acquired by Credit Suisse First Boston, until November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk and Wardwell, attorneys. Mr. Cohen became a director of the Company on March 30, 2001, and also serves as a director of Maersk, Inc., an owner and operator of container ships involved in worldwide trade.

Robert F. DiRomualdo, age 59. Mr. DiRomualdo is Chairman of Naples Ventures, LLC, a private investment company that he formed in 2002. He served as Chairman of the Board of the Company from its formation in August 1994 until January 2002. He also served as Chief Executive Officer of the Company from August 1994 until November 1998, and as President and Chief Executive Officer from April 1999 until November 1999. Mr. DiRomualdo has served as a director of the Company since August 1994.

Gregory P. Josefowicz, age 51. Mr. Josefowicz has served as President, Chief Executive Officer and as a director of the Company since November 1999, and as Chairman of the Board since January 2002. For more than five years prior to joining the Company, he served in a variety of executive positions with Jewel-Osco, a food and drug retailer that is currently a division of Albertson’s, Inc., most recently as President. Mr. Josefowicz also serves as a director of Ryerson Tull, Inc., a distributor and processor of metals, and Spartan Stores, Inc., a food retailer.

Amy B. Lane, age 51. Ms. Lane was Managing Director, Investment Banking Group, of Merrill Lynch from 1997 until her retirement in February 2002. From 1989 through 1996, Ms. Lane served as a Managing Director, Corporate Finance, of Salomon Brothers in New York. Ms. Lane served as a director of the Company from August 1995 until March 1999, and was most recently elected a director on October 30, 2001. Ms. Lane also serves as a director of Federal Realty Investment Trust, a real estate investment trust, and MFS Funds, a mutual fund company.

Victor L. Lund, age 56. Mr. Lund has served as the non-executive Chairman of the Board of Mariner Health Care, Inc., a nursing home operator, since May 2002. Mr. Lund was Vice Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board of American Stores Company from June 1995 until its acquisition by Albertson’s in June 1999, and as Chief Executive Officer of American Stores Company from August 1992 until June 1999. He was President of American Stores Company from August 1992 until June 1995. Mr. Lund has served as a director of the Company since July 1997, and also serves as a director of Mariner Health Care, Inc., Service Corporation International, a provider of funeral, cremation and cemetery services, and NCR Corporation, a global technology company providing ATMs, retail systems, data warehouses and IT services.

Dr. Edna Greene Medford, age 52. Dr. Greene Medford is an Associate Professor of History and Director of the Graduate Program in History at Howard University. Dr. Medford is a member of the Board of Trustees and

Chairperson of the Program Committee for National History Day, Inc., and is also a member of the Board of Advisors of The Lincoln Forum, both of which are non-profit organizations. She has served as a director of the Company since September 1998.

George R. Mrkonic, age 51. Mr. Mrkonic served as the Vice Chairman of the Company from December 1994 until January 2002, and has served as a director since August 1994. He also served as President of the Company from December 1994 until January 1997. Mr. Mrkonic is also a director of (i) Galyan’s Trading Company, Inc., a specialty retailer that offers a broad range of products that appeal to consumers with active lifestyles, (ii) Guitar Center, Inc., the nation’s leading retailer of guitars, amplifiers, percussion instruments, keyboards and pro-audio and recording equipment, (iii) Syntel, Inc., a computer software and development company, (iv) Nashua Corporation, a manufacturer of specialty imaging products and services to industrial and commercial customers to meet various print application needs, and (v) Brinker International, Inc., the parent company of a diverse portfolio of casual dining restaurant concepts.

Lawrence I. Pollock, age 56. Mr. Pollock has served as President of Cole National Corporation, which operates retail vision and gift stores, since January 2000 and as Chief Executive Officer since June 2003. From September 1998 until June 1999, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, which he joined in January 1997 as Executive Vice President and Chief Operating Officer. From 1994 until 1996, he served as the President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. He has served as a director of the Company since August 1995.

Beth M. Pritchard, age 57. Ms. Pritchard has served as Chief Executive Officer and President of Organized Living, Inc., which provides storage and organization solutions for the home and office, since January 2004. Ms. Pritchard was President and Chief Executive Officer of Bath & Body Works, and Chief Executive Officer of The White Barn Candle Company, divisions of Limited Brands, Inc., from 1993 until January 2003. She has served as a director of the Company since March 2000, and also serves as a director of Albertson’s, Inc., a food retailer, and Organized Living, Inc.

Independent Directors

The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. DiRomualdo, Mr. Josefowicz and Mr. Mrkonic, are independent. In making the determination that a director is independent, the Board determines that the individual: (i) satisfies the requirements for independence adopted by the New York Stock Exchange, (ii) if an audit committee member, satisfies the independence requirements for Audit Committees under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, and (iii) does not have any relationship to the Company that would require disclosure in the Company’s Proxy Statement under Item 404 of Regulation S-K of the Securities and Exchange Commission.

Board of Directors Meetings and Committees

During the fiscal year ended January 25, 2004, the Board of Directors held five meetings. The Board of Directors has also established standing Audit, Compensation and Nominating and Corporate Governance Committees. The membership and functions of the committees of the Board of Directors are as follows:

The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors for the Company, including the resolution of any disagreements between the Company and the auditors regarding financial reporting. The Committee also reviews and makes recommendations regarding the annual audit of the Company’s financial statements and the Company’s internal controls, accounting practices and policies. The Audit Committee met four times during the fiscal year ended January 25, 2004.

The current members of the Audit Committee are Mr. Lund, Peter R. Formanek and Ms. Lane. Mr. Formanek is retiring as a director effective as of the date of the Annual Meeting and, following the Annual Meeting, Mr. Pollock will replace Mr. Formanek on the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent, that all of the members of the Audit Committee meet the requirement of the New York Stock Exchange rules that each member be financially literate, and that Mr. Lund and Ms. Lane meet the requirement of the New York Stock Exchange rules that at least one member of the Audit

Committee have accounting or related financial management expertise. The Board of Directors has further determined that Mr. Lund and Ms. Lane are “audit committee financial experts” within the meaning of the rules promulgated by the Securities and Exchange Commission.

The Compensation Committee was established for the purpose of reviewing and approving the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company’s employee benefit plans. Four meetings of the Compensation Committee were held during the fiscal year ended January 25, 2004. The current members of the Compensation Committee are Mr. Pollock, Mr. Cohen, Dr. Greene Medford, and Ms. Pritchard, all of whom are independent. Following the Annual Meeting, Mr. Pollock will serve on the Audit Committee and will no longer serve on the Compensation Committee.

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board and Committees of the Board. The Committee also makes recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing the Corporate Governance Guidelines that have been adopted by the Board. The Nominating and Corporate Governance Committee met four times during the fiscal year ended January 25, 2004. The current members of the Nominating and Corporate Governance Committee are Mr. Cohen, Ms. Lane, Mr. Lund and Mr. Pollock, all of whom are independent.

Each director attended at least 75% of the meetings of the Board and the Committees on which he or she served during the fiscal year ended January 25, 2004.

Corporate Governance

The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as the Company’s Corporate Guidelines and its Policy with Respect to Poison Pills, are available on the Company’s Web site at http://www.bordersgroupinc.com

The Company has adopted a Business Conduct Policy and a Code of Ethics Relating to Financial Reporting that apply to the principal executive, financial and accounting officers of the Company, among others. These documents are available on the Company’s Web site at the Internet address set forth above. The Company will disclose on its Web site any amendments to the Business Conduct Policy or the Code of Ethics Relating to Financial Reporting and any waiver of such policies applicable to any executive officer.

Copies of any of the documents available on the Company’s Web site will be provided to any shareholder upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, on which Mr. Pollock, Mr. Cohen, Dr. Greene Medford and Ms. Pritchard served as members during the Company’s last completed fiscal year, is a former officer or employee of the Company or its subsidiaries or has any relationship with the Company requiring disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to related party transactions.

Meetings of Non-Management Directors

The non-management directors of the Company meet in executive session on a regular basis. Ms. Lane has been designated to preside over such meetings.

Compensation of Directors

For service as a director during 2003, each director who was not an employee of the Company received 900 Restricted Shares at the beginning of the calendar year and cash in the amount of $33,000. Each committee chairperson received an additional $5,000 in cash.

For service as a director during 2004, each director who was not an employee of the Company will receive cash in the amount of $40,000 and, if the proposal to approve the Company’s 2004 Long-Term Incentive Plan is adopted, will receive a number of restricted shares determined by dividing $40,000 by the fair market value of a share of the

Company’s stock on the date of grant. If shareholders do not approve the Company’s 2004 Long-Term Incentive Plan, each director will receive an additional $40,000 in cash in lieu of the restricted shares. Each committee chairperson, other than the Chairman of the Audit Committee, will receive an additional $5,000. The additional payment to the Chairman of the Audit Committee will be $10,000. Ms. Lane, as presiding director, will receive an additional payment of $40,000.

Directors’ fees may be deferred at the election of the director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended January 25, 2004 and written representations that no other reports were required, all officers and directors of the Company complied with the Section 16(a) filing requirements.

Nomination of Directors

In recommending nominees to serve as directors of the Company, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. In considering individuals to serve as directors, the Committee will apply the same criteria to candidates recommended by shareholders as it applies to other candidates. The criteria to be used by the Committee in considering candidates to serve as directors are provided for in the Charter of the Committee and include: (i) a review of the background and skills of the candidate, with the objective of having a Board of Directors comprised of outstanding individuals with diverse backgrounds and expertise; (ii) a review of the other directorships and commitments of the individual to make certain that he or she will have adequate time to devote to the affairs of the Company; and (iii) a consideration by the Committee of the importance of having at least one independent director with significant experience and expertise in retailing and at least one independent director with significant experience and expertise in finance.

Any shareholder who intends to present a director nomination proposal for consideration at the 2005 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2005 Annual Meeting must deliver a written copy of the proposal to the Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Proposals of Shareholders” in this Proxy Statement and in accordance with the applicable requirements of rules of the Securities and Exchange Commission.

Shareholder Communications with the Board of Directors

The Board of Directors of the Company has established a procedure for shareholders to communicate with the Board as a whole or with individual Board members. Communications to the Board as a whole should be addressed as follows: “Board of Directors of Borders Group, Inc., c/o Corporate Secretary.” Communications to an individual Board member should be addressed to the individual Board member, c/o Corporate Secretary. The Secretary of the Company will review the correspondence and, subject to the following sentence, will forward it to all Board members or, in the case of communications to an individual member or members, to the applicable member or member. The correspondence will not be forwarded if the non-management directors instruct the Secretary not to forward correspondence covering the applicable subject matter. Correspondence that is not forwarded pursuant to the instructions of the non-management directors will be made available to any non-management director who wishes to review it. All correspondence should be mailed to the Company’s principal office at 100 Phoenix Drive, Ann Arbor, MI 48108. Communications from employees or agents of the Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement or intended to be brought before shareholders meeting in compliance with the Company’s bylaws are subject to specific notice and other requirements referred to under “Proposals of Shareholders” and in applicable SEC rules and the Company’s bylaws. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders.

Board Attendance at the Annual Meeting

The Company encourages Board members to attend the Annual Meeting of Shareholders, and schedules a Board meeting on the same day as the Annual Meeting to facilitate such attendance. All of the directors attended the 2003 Annual Meeting.

EXECUTIVE COMPENSATION

General

The following summary compensation table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid for the 2003, 2002 and 2001 fiscal years to the named executive officers of the Company.

Summary Compensation Table

					Long Term
					Compensation
						Securities
				Other Annual	Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock	Options	Compensation(2)

Gregory P. Josefowicz	2003	$710,000	$568,000	$37,274	—	—	$161,598
Chairman, President	2002	$709,346	$319,500	$23,961	—	50,000	$169,116
and Chief Executive Officer	2001	$675,500	$473,200	$35,472	—	—	$ 7,592
Michael G. Spinozzi	2003	$275,000	$127,500	$ 6,374	—	—	$ 6,353
Executive Vice President,	2002	$275,000	$ 89,375	$ 4,467	—	35,000	$ 6,338
Chief Marketing Officer	2001	$209,038	$100,000	$ 3,246	—	42,715	$ 2,189
Edward W. Wilhelm	2003	$275,000	$147,500	$ 7,372	—	—	$ 5,404
Senior Vice President,	2002	$275,000	$ 89,375	$ 4,467	—	35,000	$ 5,300
Chief Financial Officer	2001	$250,481	$125,000	$ 6,243	—	—	$ 2,802
Vincent E. Altruda	2003	$251,167	$188,375	$ 9,417	—	—	$ 4,742
President,	2002	$251,026	$ 45,000	$ 2,248	—	25,000	$ 4,607
Borders Stores Worldwide	2001	$243,671	$ 70,717	$ 3,532	—	—	$ 3,945
Cedric J. Vanzura	2003	$243,269	$206,250	$10,311	—	50,000	$ 20,839
President,	2002	—	—	—	—	—	—
Waldenbooks and Corporate	2001	—	—	—	—	—	—
Information Technology

(1)	These amounts reflect the discount received by each named executive officer in connection with the purchase of restricted Common Shares under the Management Stock Purchase Plan with a portion of the bonus earned for the applicable fiscal year.

(2)	“All Other Compensation” consists of employer contributions credited under the Borders Group Savings and Non-Qualified Deferred Compensation Plans and the taxable portion of Company provided life insurance. The amounts shown for Mr. Josefowicz in fiscal 2003 and in fiscal 2002 also include payments made pursuant to the agreement relating to his continued ownership of 90,000 shares of the Company stock described under the caption “Employment and Severance Agreements” on page 9.

The following table sets forth information regarding stock options granted to the named executive officers of the Company during fiscal 2003.

Option Grants in Fiscal Year 2003

	Number of	% of Total
	Securities	Options			Potential Realizable Value at
	Underlying	Granted to			Assumed Annual Rates of Stock
	Options	Employees in	Exercise	Expiration	Appreciation for Option Term(1)
Name	Granted	Fiscal Year	Price	Date	5%	10%

Cedric J. Vanzura	50,000	3.4%	14.57	3/19/2013	$458,150	$1,161,041

(1)	Represents hypothetical realizable value of the options granted at 5% and 10% annual appreciation over the option term from the share price at the date of grant, using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually. These rates are not intended to forecast possible future appreciation, if any, in the price of the Company’s shares.

The following table sets forth information regarding stock options exercised by the named executive officers of the Company during fiscal 2003 and the aggregate value as of January 25, 2004 of unexercised options held by these individuals.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			# of Securities Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-the-Money Options
	Acquired		Fiscal Year End	at Fiscal Year End(1)
Name	On Exercise	Value Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Gregory P. Josefowicz	—	—	565,000/50,000	$4,697,688/$211,000
Michael G. Spinozzi	—	—	18,333/59,382	$94,548/$249,650
Edward W. Wilhelm	—	—	103,909/40,000	$768,476/$146,188
Vincent E. Altruda	91,938	$1,191,746	180,000/25,000	$745,500/$105,500
Cedric J. Vanzura	—	—	—/50,000	$ —/$344,000

(1)	Calculated using the closing market price of the Common Stock of $21.45 on January 23, 2004, the last trading day in fiscal 2003, less the exercise price of the related options.

The following table sets forth information regarding long-term incentive plan awards made to the named executive officers of the Company during fiscal 2003.

Long-Term Incentive Plans — Awards in Last Fiscal Year

				Estimated
				Future
		Performance		Payout
	Number of	Or Other		Under Non-
	Shares,	Period Until		Stock Price-
	Units or	Maturation		Based Plans
Name	Other Rights	Or Payout	Threshold Payout	Target Payout	Maximum Payout

Gregory P. Josefowicz	—	3 years	$142,000	$532,500	$1,065,000
Michael G. Spinozzi	—	3 years	$38,500	$137,500	$275,000
Edward W. Wilhelm	—	3 years	$38,500	$137,500	$275,000
Vincent E. Altruda	—	3 years	$35,163	$125,584	$251,167
Cedric J. Vanzura	—	3 years	$38,500	$137,500	$275,000

Employment and Severance Agreements

The Company has entered into an employment agreement with Mr. Josefowicz, which provides for a minimum annual salary of $650,000 and a minimum annual bonus opportunity of $650,000 if plan objectives are met for the applicable year. The Company also has agreed to make payments to Mr. Josefowicz over a five-year period commencing in 2002 in an annual amount of approximately $160,000 in 2002 and $120,000 for the balance of the five-year period, subject to Mr. Josefowicz’s continued employment and his continued ownership of 90,000 shares of the Company’s Common Stock. The employment agreement provides that, in the event of the termination of Mr. Josefowicz’s employment by the Company other than for Cause or Disability (each as defined in the agreement) or at Mr. Josefowicz’s election for Good Reason (as defined in the agreement, which includes a Change in Control as Good Reason), Mr. Josefowicz would be entitled to a severance payment equal to two times the sum of (i) Mr. Josefowicz’s annual base salary in effect at the time of termination and (ii) the “on plan” bonus amount targeted for the fiscal year in which termination occurred. Such severance payment would be made in equal installments during the 24-month period following the month of termination. Mr. Josefowicz would be under no obligation to seek employment during the first 12 months following such termination and the severance payments would not be affected by any compensation Mr. Josefowicz receives during such period. Following such 12-month period, Mr. Josefowicz would have an obligation to use reasonable efforts to seek other employment and, to the extent that he earns cash compensation from such other employment, the Company’s obligation to make severance payments would be correspondingly reduced.

The Company has entered into certain severance and change in control agreements with the remaining named executive officers. These agreements, which are substantially similar, generally provide that, in the event of the officer’s termination of employment other than for Cause or Disability (as defined in the agreements) or at such officer’s election for Good Reason (as defined in the agreements), the officer would be entitled to severance benefits. These severance benefits include: (i) cash payment of the officer’s salary in effect through the month during which termination occurred, plus any other amount due to such officer under any bonus plan of the Company and (ii) monthly severance payments equal to (a) the officer’s monthly base salary at the time of termination, plus (b) 1/12th of the target bonus amount for such officer for the fiscal year in which termination occurred. Such monthly severance payments would commence in the month following termination and continue for 12 months, unless termination occurs within a two-year period following a Change in Control (as defined in the agreement) of the Company, in which case severance payments would continue for 24 months and be equal to (x) the officer’s monthly base salary at the time of termination or immediately prior to the Change in Control, whichever is greater, plus (y) 1/12th of the target bonus amount for such officer for the fiscal year in which termination occurs or the fiscal year immediately prior to the Change in Control, whichever bonus amount is greater. Under these agreements, the officer has an obligation to use reasonable efforts to seek other employment and, to the extent that he or she earns cash compensation from such other employment, the Company’s obligation to make severance payments would be correspondingly reduced.

The Company estimates that if the employment of all five named executive officers were terminated in 2004 following a Change in Control of the Company, the total severance payments to those persons under the agreements, as described above, would be approximately $6,920,500.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies Applicable to Executive Officers

The goal of the Compensation Committee (the “Committee”) is to ensure the establishment of executive compensation policies and practices that will enable the Company to attract, retain and motivate outstanding management who will drive superior operating performance.

The Committee has established an executive compensation philosophy that is designed to align each executive’s compensation with the Company’s objectives and the creation of value for shareholders. Consistent with this philosophy, the Committee has established a compensation program comprised of base salary and annual and long-term incentive opportunities. In combination, these components are intended to generate below-market compensation in the event of poor operating performance and above-market compensation in the event of superior performance. Performance-based compensation is greater in proportion to base salary at higher levels of responsibility.

The Committee relates total compensation levels for executive officers to compensation paid to executives at other companies. The companies chosen as the basis of comparison are other retailers that the Company believes provide an appropriate range against which it can benchmark its compensation practices.

Base Salary

Base salaries for officers are generally lower than those of comparable retail companies. The “market” rate for salaries provided by comparable retailers is determined from information gathered from published surveys.

Annual Cash Incentives

Under the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”), executive officers are eligible to receive cash awards based on the attainment of specific performance goals. The performance goals may be different from year to year, and may be expressed in either quantitative and/or qualitative terms.

Generally, target incentive bonus opportunities are expressed as a dollar amount based upon a percentage of each executive’s actual base salary. The Bonus Plan requires that the Committee establish a threshold level of performance, below which no bonus would be paid under the Plan, and other levels of performance at which specified percentages of the target bonus would be paid. The performance criteria are based upon the Company’s attainment of specified levels of earnings and/or the executive’s satisfaction of individual objectives. Each executive officer must take a minimum of 20% and a maximum of 100% of his or her actual bonus award in the form of restricted Common Stock.

Long Term Incentives

The Company has maintained the Borders Group, Inc. Stock Option Plan, the Borders Group, Inc. Management Stock Purchase Plan and cash-based long-term incentive plan to align the executive officers’ interests with the long-term interests of the Company’s shareholders.

The Borders Group, Inc. Stock Option Plan provides for the grant, at fair market value, of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of shares in a stock option grant, the Committee takes into consideration the individual’s performance, the level of the position, and the individual’s present and potential contribution to the success of the Company.

The executive officers of the Company are required to designate a minimum of 20%, and may designate up to 100%, of their annual bonus under the Annual Incentive Plan for the purchase under the Management Stock Purchase Plan of restricted shares of Common Stock at a 20% discount from the fair market value of the stock. In addition, under the Management Stock Purchase Plan, eligible employees are given a one-time opportunity to purchase up to $1 million in restricted shares. If the employee ceases to be an employee during the three year restricted period, he or she generally will receive unrestricted shares or cash equal in value to the lesser of cost or market value of the restricted shares. However, in the event of termination by the Company without cause, a participant will receive unrestricted shares or cash equal in value to (i) the market value of a percentage of such restricted shares, such percentage being based upon the number of months of employment during the restricted period, and (ii) with respect to the balance of the shares, the lesser of cost or market value of such shares.

The cash-based long-term incentive plan focuses on the key performance measurements of year-to-year earnings per share growth, consolidated comparable store sales increase and return on assets.

At the Annual Meeting, shareholders will be asked to approve the proposed Borders Group, Inc. 2004 Long-Term Incentive Plan, which, if approved by shareholders, will replace the existing long-term incentive plans on a going-forward basis. The key features of the 2004 Long-Term Incentive Plan, including the objectives of the Plan, are summarized beginning on page 13.

Compensation of the Chief Executive Officer

The Committee believes that Mr. Josefowicz’s compensation arrangement is consistent with the policies described above. His salary of $710,000 for fiscal 2003 was intended to provide a “market” salary. The combination of bonus opportunity, options, restricted shares and share purchase rights granted to Mr. Josefowicz, as well as the payment made pursuant to the agreement relating to his continued ownership of 90,000 shares of the Company stock described under the caption “Employment and Severance Agreements” on page 9, provide the mix of incentive compensation and individual investment contemplated by the Committee’s policies.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.

Conclusion

As described above, the Company’s executive compensation program is intended to provide a mix of base compensation and incentives that will provide superior compensation levels only in the event of superior operating and share price performance. As such, it is intended that there be a direct alignment of the long-term interests between the executives and the shareholders of the Company.

Lawrence Pollock, Chairman
Joel Cohen
Edna Greene Medford
Beth Pritchard

AUDIT COMMITTEE REPORT

General

In accordance with its written charter as adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

The Audit Committee obtained from, and discussed with, the independent auditors a formal report delineating all relationships between the independent auditors and the Company that may relate to the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed and reviewed with the independent auditors and Company management audit plans, audit scope, identification of audit risks and the Company’s internal controls.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed with Company management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended January 25, 2004. The management of the Company has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the audit of those statements.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 25, 2004 be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Fees Paid to Independent Auditors

The following table summarizes aggregate fees billed for professional services rendered by Ernst & Young during fiscal years 2003 and 2002:

	2003	2002

Audit Fees	$498,500	$521,573
Audit Related Fees	77,248	46,600
Tax Fees*	410,226	583,044
All Other Fees	—	—

Total	$985,974	$1,151,217

*	Tax fees for 2003 consisted of $307,422 for tax compliance and preparation and $102,804 for tax consulting and advisory services.

Audit Related Fees consist principally of audits of employee benefit plans and special audits for third parties, such as landlords with respect to percentage rent calculations. Tax Fees consist principally of expatriate tax return preparation, international tax preparation, tax consulting, tax planning and assistance with state and federal incentive and credit opportunities.

The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

The Audit Committee must pre-approve all audit and all non-audit services provided by the independent auditor, subject, with respect to non-audit fees, to a de minimis exception. Under the de minimis exception, fees of up to $25,000 (subject to the aggregate limitation described below) may be authorized by management for services not contemplated at the time of the Audit Committee meeting immediately prior to the provision of such services, but these services must be brought to the attention of the Audit Committee and approved at its next regularly scheduled meeting. The de minimis exception is subject to an annual aggregate limit of five percent of total revenues paid by the Company to the independent auditor in the fiscal year when services are provided. The Audit Committee pre-approved all non-audit fees for fiscal 2003 without utilization of the de minimis exception described above. Requests for approval of non-audit services are to be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Victor Lund, Chairman
Peter Formanek
Amy Lane

STOCK PERFORMANCE GRAPH

The following line graph compares the cumulative total shareholder return on the Company’s Common Stock from January 22, 1999 through January 23, 2004, with the cumulative total return on the Standard & Poors 500 Stock Index (“S&P 500”) and a specialty retail index supplied by Worden Brothers, Inc., which includes the collective performance of 22 specialty retailers for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at January 22, 1999.

Comparison of Cumulative Total Return

Borders Group, Inc., Specialty Retail Index, S&P 500

PROPOSAL 2

APPROVAL OF THE BORDERS GROUP, INC. 2004 LONG-TERM INCENTIVE PLAN

The Shareholders are asked to vote to approve the Borders Group, Inc. 2004 Long-Term Incentive Plan (the “Plan”), which is a five-year plan, expiring on April 30th, 2009. The following summary of major features of the Plan is subject to the specific provisions in the full text of the Plan set forth in the Plan Document attached to this proxy statement as Appendix B.

Objectives of the Plan

The approval of the proposed Plan will help the Company to achieve the following objectives:

•	The replacement of existing stock option and restricted stock plans on a going-forward basis without increasing the total number of shares currently available under existing plans.

•	A significant reduction in the Company’s annual stock grants as a percentage of outstanding shares (or “run rate”) to an anticipated level of less than 1% at standard grant levels, and a continuing reduction in planned overhang levels consistent with a diminishing use of equity compensation. A history of these metrics follows:

Year	Run Rate	Shares Granted	Overhang

1997	11%	8.3 m	30%
1998	5%	3.5 m	28%
1999	7%	5.5 m	28%
2000	6%	4.8 m	25%
2001	4%	3.3 m	21%
2002	4%	3.2 m	21%
2003	2%	1.5 m	19%
2004 (Est.)	0.6%	0.5 m	18%
2005 (Est.)	0.6%	0.5 m	16%

•	A change to a greater use of restricted stock, reducing the Company’s reliance on stock options. Previously, the Company utilized stock options as its principle form of long-term compensation. This change will allow the Company to substantially reduce the number of shares granted and the associated dilution.

•	A change to include more performance-based measures relating to the payment of long-term incentives. The incentive awards under the Plan provide for the utilization of measures such as earnings per share growth.

•	Specifically, in fiscal 2004, the Company intends to grant stock options only to newly hired executives and in other unusual situations, and instead to utilize awards of restricted stock or restricted stock units that would vest over 4 to 6 years if specified earnings growth targets are achieved.

•	The continuation of many compensation and governance best practices, such as no stock option repricings, no discounted stock options, no reload stock options and meaningful vesting requirements.

The Plan is intended to balance the Company’s objective of further reducing its share usage for stock compensation programs, with the need to continue to provide appropriate incentives to motivate the achievement of competitively superior Company performance, while also retaining key employees.

Replacement of Prior Plans

The Company currently has in effect stock option plans under which grants have been made to employees at all levels of the Company, as well as a management stock purchase plan and a long-term incentive plan (the “Prior Plans”). The Plan is intended to replace the Prior Plans on a going-forward basis. If shareholders approve the Plan, no further awards will be made under the Prior Plans, although the Company will continue to recognize awards previously made under the Prior Plans.

The Company also has maintained a Directors’ Stock Plan, under which shares of restricted stock were granted to non-employee directors as directors’ fees. The Directors’ Stock Plan also provided for the grant of options to directors. Substantially all of the available shares under the Directors’ Stock Plan have been utilized, and the Plan also is intended to replace the Directors’ Stock Plan on a going-forward basis.

Administration and Eligibility

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Among other functions, the Committee has the authority to select the employees and non-employee directors of the Company and its subsidiaries to be participants in the Plan, to determine the types, number and terms of awards to be granted to participants, to interpret the Plan and to establish, amend or waive rules for the administration of the Plan.

Any employee of the Company or any subsidiary, including any officer of the Company or any subsidiary, is eligible to be granted awards under the Plan. Non-employee directors of the Company also are eligible for awards under the Plan. Although all of the Company’s employees are eligible to participate in the Plan, it is expected that awards will primarily be made to approximately 200 key employees of the Company and its subsidiaries. The number of eligible participants may increase over time based upon future growth of the Company.

Available Shares

The Plan provides that up to a total of 3,000,000 shares of Common Stock are available for the granting of awards under the Plan. In the event that, during the term of the Plan, any option or non tandem stock appreciation right under the Plan or any Prior Plan expires unexercised or is terminated, surrendered or canceled without being exercised for any reason, or any restricted shares, restricted share units or performance shares under the Plan or any Prior Plan are forfeited, or any awards are settled in cash in lieu of shares of Common Stock, then, in each such case, such shares shall be available for subsequent awards under the Plan. Tandem stock appreciation rights are disregarded in calculating the shares available under the Plan. The maximum number of shares of Common Stock for which options and stock appreciation rights may be granted to any employee during any 12-month period may not exceed 200,000 in the aggregate. The maximum number of shares of Common Stock for which any other award that is subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) may be granted to any employee during any 12-month period may not exceed 200,000 in the aggregate, subject to adjustment as described below. The maximum number of shares that may be issued upon the exercise of incentive stock options granted under the Plan may not exceed 500,000 shares of Common Stock. The foregoing share numbers are subject to adjustment as described below.

Types of Awards

The Plan authorizes the Committee to grant to employees: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) stock appreciation rights; (c) restricted shares and restricted share units; (d) performance shares and performance units; and (e) unrestricted shares. The Committee may grant the same types of awards, other than incentive stock options, to non-employee directors.

Terms of Awards

Options. The Committee will determine the exercise price per share of Common Stock subject to options granted under the Plan, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted under the Plan will be determined by the Committee, provided that the term of any option may not exceed ten years from the date of its grant. Options granted under the Plan will become exercisable at the times and in the amounts determined by the Committee, provided that options may not vest prior to one year from the date of grant. Participants may exercise options by payment in full of the exercise price, at the discretion of the Committee, in cash or by tendering or withholding shares of Common Stock having a fair market value on the date of exercise equal to the option exercise price. All incentive stock options granted under the Plan must comply with Section 422 of the Internal Revenue Code.

Stock Appreciation Rights. A stock appreciation right granted under the Plan will confer on the holder a right to receive, upon exercise of the stock appreciation right, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Committee, multiplied by the number of shares of Common Stock covered by the stock appreciation right. The grant price of a stock appreciation right under the Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. At the time of grant, the Committee will determine the grant price, term, methods of exercise, and methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any stock appreciation right granted under the Plan. A stock appreciation right may not have a vesting period of less than one year and shall not be exercisable after the expiration of ten years from the date of grant.

Restricted Shares. Restricted shares sold or granted under the Plan will be subject to such restrictions as the Committee may impose. The Committee will determine the price of restricted shares sold under the Plan, which may be at a discount to fair market value. Unless otherwise determined by the Committee, participants will have the right to vote the shares and to receive dividends on the shares. The restrictions imposed on the shares may lapse separately or in combination at the times and in the amounts as the Committee determines. Generally, the restricted period shall be not less than (i) one year for restricted shares that are granted subject to the satisfaction of performance objectives and for restricted shares that are sold under the Plan, and (ii) not less than three years for restricted shares that are granted without being subject to the satisfaction of performance objectives.

Restricted Share Units. Restricted share units granted under the Plan will be subject to such restrictions as the Committee may impose. Unless otherwise determined by the Committee, dividend equivalents will accrue only on vested restricted share units. The restricted period shall be not less than one year for restricted share units that are granted subject to the satisfaction of performance objectives, and not less than three years for restricted share units that are granted without being subject to the satisfaction of performance objectives.

Performance Shares and Performance Units. The Committee will determine and/or select the applicable performance period, the performance goals (and the performance levels related to those goals) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance level for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals. Each performance period must be at least one year. The maximum amount that may be paid as a result of performance units granted in any 12-month period that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Internal Revenue Code shall be $2,000,000.

Under the terms of the Plan, the Committee may select from various performance goals, including performance goals based on one or any combination of the following business criteria: net income, earnings per share, return on assets, return on equity, cash flow return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. The Committee has sole discretion to alter the material terms of the performance goals, subject to shareholder approval, to the extent required to qualify the performance award for the performance-based exemption provided by Section 162(m) of the Internal Revenue Code if such exemption is considered advisable by the Committee. If the Committee determines it is advisable to grant performance shares and/or performance units that do not qualify for the performance-based exemption, then the Committee may make such grants in its discretion.

Following completion of the applicable performance period, payment on performance shares and/or performance units granted to and earned by participants will be made in shares of Common Stock or cash or a combination thereof, as determined by the Committee.

Unless otherwise determined by the Committee, participants will have no voting or dividend rights with respect to the performance shares or the shares underlying performance units held by them during the applicable performance period.

Unrestricted Shares. Unrestricted shares may also be granted at the discretion of the Committee. Except as required by applicable law, no payment will be required for unrestricted shares.

Adjustments

The Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, stock appreciation rights, restricted shares, restricted share units, performance shares or performance units as it may deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Limits on Transferability

Except as otherwise provided by the Committee, no award granted under the Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Termination Of Employment

Except as otherwise provided by the Committee, awards under the Plan, other than restricted shares purchased by the participant (including shares acquired with bonus funds or paid as directors’ fees), generally are forfeited if the employment, or service as a director, of the participant terminates prior to vesting for any reason other than retirement, death or disability. All or a portion of the restricted shares purchased by the participant become unrestricted upon such termination, with the number of unrestricted shares being dependent upon the percentage of time during the restricted period in which the employee was employed or served as a director and, with respect to employees, the price paid by the employee for the shares. Except as otherwise provided by the Committee, awards generally vest upon the termination of the employment, or service as a director, of the participant by reason of retirement, death or disability, but the performance goals relating to performance shares and awards must ultimately be achieved for such awards to be earned and, in the case of retirement, the vesting is on a pro rata basis for awards other than restricted shares purchased by employees.

Change in Control

Except as otherwise provided by the Committee, awards generally vest upon a change in control of the Company. The Committee may cause (i) the value of all or any awards to be cashed out on the basis of the consideration paid to shareholders in any merger, reorganization, consolidation, tender offer or similar transaction resulting in the change in control, in which case the awards will be cancelled and (ii) the cancellation of any options or stock appreciation rights that are “out of the money” based upon such consideration.

No Repricing of Options or Stock Appreciation Rights

Except for certain adjustments discussed above or adjustments made with shareholder approval, the Committee does not have authority to effect repricing of options or stock appreciation rights granted under the Plan or to enter into transactions that would be deemed to constitute a repricing of an option or stock appreciation right granted under the Plan for accounting purposes.

Amendment and Termination

The Board of Directors may suspend, terminate, modify or amend the Plan, provided that shareholder approval shall be required for any amendment that requires shareholder approval under the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which shares of Common Stock are then traded. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.

Withholding

Withholding obligations arising with respect to awards under the Plan may be settled with shares of Common Stock, including shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain U.S. Federal Income Tax Consequences

The following discussion provides a brief overview of U.S. federal income tax consequences associated with the various awards available under the Plan. The discussion does not cover any foreign, state or local tax consequences associated with the various awards available under the Plan. It is a summary and is not intended to be exhaustive or complete.

Options. The grant of a stock option under the Plan creates no income tax consequences to the participant or the Company. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of Common Stock in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of Common Stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis (i.e., the fair market value of Common Stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition.

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the Common Stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the participant on the disposition of Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

Stock Appreciation Rights. The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives restricted shares or restricted share units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Restricted Shares. A participant will not recognize income at the time an award of restricted shares is made under the Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted shares at such time reduced by any amount paid for the restricted shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the shares after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the shares are held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional shares subject to the tax treatment described herein.

Within 30 days of receiving a grant of restricted shares, a participant can elect to pay taxes on such restricted shares as of the grant date instead of the date on which the restrictions lapse. If a participant files the election, his or her tax liability will be based on the fair market value of the restricted shares on the date of grant reduced by any amount paid for the restricted shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. The participant’s holding period will commence on the date of grant and his or her tax basis will be equal to the fair market value of the shares on the date of grant without regard to restrictions. Upon a subsequent taxable disposition of the shares, any future appreciation or loss will be taxed as capital gain or loss. If shares are forfeited after making the election, the participant will be entitled to a capital loss in an amount equal to the excess of any amount paid for the forfeited shares over any amount realized by the participant upon forfeiture.

Restricted Share Units. A participant will not recognize income at the time an award of restricted share units is made under the Plan. A participant will recognize ordinary income at the time of exercise in an amount equal to the fair market value of the underlying shares of Common Stock at such time reduced by any amount paid for the restricted share units. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of any Common Stock received pursuant to an award of restricted share units will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock is held prior to the disposition. The participant will recognize ordinary income equal to the dividend equivalents paid with respect to awards of restricted share units under the Plan. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Performance Shares and Performance Units. The grant of performance shares and/or performance units will create no income tax consequences for the participant or the Company. Upon the receipt of cash or shares of Common Stock at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares of Common Stock received. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income.

Plan Benefits

No awards have been made to date under the Plan and the Company cannot currently determine the number and types of awards that may be granted to eligible participants under the Plan in the future. The Committee will make such determinations from time to time.

Market Price of Common Stock and Information Relating to Existing Plans

The closing price of the Company’s Common Stock on the New York Stock Exchange on March 23, 2004, was $23.28.

The Company had the following equity compensation plans in effect on January 25, 2004 (number of shares in thousands):

	Number of	Weighted-	Number of
	Shares	Average	Shares Available
Plan Category	Outstanding	Exercise Price	for Issuance

Plans approved by shareholders:
1995 Stock Option Plan	10,290	$19.93	109
Director Plan	105	20.16	—
Management Stock Purchase Plan	—	—	3,369
Plans not approved by shareholders:
1998 Stock Option Plan	2,158	18.26	—
International Stock Option Plan	490	20.28	—

Total plans	13,043	$19.67	3,478

The 1998 Stock Option Plan and the Stock Option Plan for International Employees, which expired on December 31, 2003, provided for the grant of stock options to a broad base of employees of the Company. Executive officers of the Company are not eligible to participate in either of these Plans. The exercise price of options granted under the Plans is fair market value as of the date of grant, and options have terms of up to 10 years. The number of options that have been granted to individual employees under the Plans varies according to the level of the employee’s position with the Company.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Borders Group, Inc. 2004 Long-Term Incentive Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the 2004 fiscal year. Additional information regarding the Audit Committee and the independent auditors, including the fees paid by the Company to Ernst & Young LLP in fiscal 2003, is provided in the “Report of the Audit Committee” in this Proxy Statement.

Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the March 23, 2004 Record Date, the Common Stock was held of record by 3,126 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each shareholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation table above, and by all directors and executive officers as a group, as of the Record Date. Except as otherwise indicated, all persons below have (i) sole voting power and dispositive power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) beneficial ownership with respect to their shares of Common Stock.

	Number of
	Shares of
	Common		Percent of Common
Name and Address	Stock(1)		Stock Outstanding

Dreman Value Management, L.L.C	7,838,313	(2)(19)	10.01%
100 Exchange Place Jersey City, NJ 07302
Deutsche Bank AG	5,984,435	(3)(19)	7.64%
Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany
Barclays Global Investors, NA. and members of its group	5,340,692	(4)(19)	6.82%
45 Freemont Street San Francisco, CA94105
FMR Corp.	4,220,240	(5)(19)	5.39%
82 Devonshire Street Boston, MA 02109
Gregory P. Josefowicz	658,676	(6)	*
Robert F. DiRomualdo	507,501	(7)
Peter R. Formanek	270,249	(8)	*
George R. Mrkonic	192,918	(9)	*
Vincent E. Altruda	190,666	(10)
Edward W. Wilhelm	141,277	(11)	*
Lawrence I. Pollock	61,151	(12)	*
Michael G. Spinozzi	35,691	(13)
Victor L. Lund	17,919	(14)	*
Edna Greene Medford	15,914	(15)	*
Amy B. Lane	14,561		*
Beth M. Pritchard	12,984	(16)	*
Joel J. Cohen	12,514	(17)	*
Cedric J. Vanzura	2,179		*
Directors and Executive Officers as a Group	2,285,989	(18)

*	Represents less than one percent.

(1)	All figures represent shares of or the right to acquire Common Stock.

(2)	Dreman Value Management L.L.C. has sole dispositive power with respect to all of the shares, sole voting power with respect to 1,227,864 shares, shared voting power with respect to 6,610,449 shares and no shared dispositive power.

(3)	Deutsche Bank AG has sole dispositive and voting power with respect to all of the shares and no shared voting or dispositive power.

(4)	Barclays Global Investors, NA. and affiliates have sole dispositive and voting power with respect to 4,817,243 shares and no shared voting or dispositive power.

(5)	FMR Corp. has sole dispositive power with respect to all of the shares, sole voting power with respect to 539,900 shares and no shared voting or dispositive power.

(6)	Includes 545,000 options that are exercisable within 60 days.

(7)	Includes 90,000 options that are exercisable within 60 days.

(8)	Includes 10,000 options that are exercisable within 60 days and 223,900 shares held under Family Trust(s).

(9)	Includes 90,000 options that are exercisable within 60 days.

(10)	Includes 180,000 options that are exercisable within 60 days and 5,224 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(11)	Includes 106,409 options that are exercisable within 60 days, 5,600 shares held in an IRA account, 4,420 shares held in custodial accounts for Mr. Wilhelm’s children and 1,674 shares held under the Borders Group, Inc. 401(k) Savings Plan.

(12)	Includes 35,000 options that are exercisable within 60 days.

(13)	Includes 30,215 options that are exercisable within 60 days.

(14)	Includes 5,000 options that are exercisable within 60 days.

(15)	Includes 5,000 options that are exercisable within 60 days.

(16)	Includes 5,000 options that are exercisable within 60 days.

(17)	Includes 5,000 options that are exercisable within 60 days.

(18)	Includes 1,228,624 options that are exercisable within 60 days.

(19)	The information set forth in this table is based upon the reports filed with the Securities and Exchange Commission as of the date of the printing of this Proxy Statement.

PROPOSALS OF SHAREHOLDERS

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 15, 2004 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

Section 8 of Article II of the Company’s bylaws provides that, for nominations or other business to be properly brought before any annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and must comply with the other requirements of the bylaws. For shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders (other than shareholder proposals set forth in the Company’s proxy statement), a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 21, 2005 nor earlier than the close of business on January 20, 2005.

The dates set forth above will change if the date of the Company’s 2005 Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, in which event the new dates will be set forth in one of the Company’s Form 10-Q Quarterly Reports.

COPIES OF THE COMPANY’S 2003 ANNUAL REPORT TO SHAREHOLDERS AND ITS ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED JANUARY 25, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ANNE ROMAN, INVESTOR RELATIONS, BORDERS GROUP, INC., 100 PHOENIX DRIVE, ANN ARBOR, MICHIGAN 48108-2202.

APPENDIX A

BORDERS GROUP, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of at least three independent Directors who satisfy requirements under New York Stock Exchange rules and any other applicable rules, and are free of any relationship that interferes with their exercise of independence from management and the company. Director compensation must be the sole remuneration from the listed company for Audit Committee members.

Statement of Purpose

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and financial regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee will prepare an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement and shall review other financial matters as delegated by the Board of Directors.

While the Audit Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is the duty of the Audit Committee to ensure compliance with laws and regulations. These are the responsibility of management and the independent auditors.

Responsibilities

I. Independent Auditors:

1)	The Audit Committee is responsible for the appointment, compensation, retention and oversight of independent auditors, including the resolution of any disagreements between the Company and the auditors regarding financial reporting. The independent auditor is ultimately accountable to the Board of Directors through the Audit Committee.

2)	Obtain a formal written statement from the independent auditors delineating all relationships between the accountants and the company that may bear on the independence of such auditors and obtain a written statement from the independent auditors confirming their independence at least annually.

3)	Review the experience and qualifications of the senior members of the independent auditor team.

4)	Obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by internal or peer review, or any inquiry or investigation by governmental or professional authorities.

5)	The Audit Committee must be notified of all additional engagements with the company’s independent auditors, and must approve in advance any non-audit services, including tax services, performed by the auditor, subject to certain de minimis exceptions.

II. Internal Audit:

1)	Review and concur in the appointment, replacement, or dismissal of the Internal Audit Director.

2)	Review with management and the Internal Audit Director:

•	Any significant findings during the year and management’s responses.

•	Any difficulties encountered during their audit, including any restrictions on the scope of their work or access to requested information.

•	The Internal Audit Department’s audit plan, budget, and staffing.

•	The results of the review of the Company’s Policy on Business Conduct and Officer’s travel expense.

•	Any case of fraud, errors, and illegal acts that involves management or other employees who have a significant role in the company’s internal controls

III. Control Environment:

1)	Review with management and the independent auditor the adequacy of internal controls and procedures to gauge the effectiveness of these controls for financial reporting. Company management must disclose to the audit committee all significant deficiencies and material weaknesses in the design or operation of internal controls.

2)	Discuss with Company management, the Internal Audit Director and the independent auditor guidelines and policies with respect to risk assessment and risk management.

3)	Review legal and regulatory matters that may have a material impact on the financial statements.

4)	Review and discuss with Company management, the independent auditor and the Internal Audit Director any significant recent professional and regulatory pronouncements and their potential impact on the financial statements.

5)	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

6)	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7)	Set clear hiring policies for employees or former employees of the independent auditor.

IV. The Financial Audit:

1)	Review the audit approach and scope and assist the Board of Directors in fulfilling its responsibilities relating to the Company’s accounting and reporting practices.

2)	Review with management and the independent auditors (due to the scheduling of Audit Committee meetings, some of these reviews may be performed by faxing the more significant filings and discussing via conference calls):

•	The Company’s financial statements filed with the Securities and Exchange Commission and the annual meeting proxy statement.

•	The financial statement audit and their associated report, including any certifications or opinions rendered by the independent auditors in connection with the financial statements. This includes any related management letter, and management’s response to the recommendations.

•	The Company’s quarterly earnings releases. Review may be performed by Audit Committee Chairman.

•	Any significant changes required in the independent auditor’s plan.

•	Any serious difficulties or disputes with management during the audit.

A-2

3)	The independent auditor must report to the Audit Committee (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4)	The independent auditor should discuss with the Audit Committee their judgment concerning the quality of the Company’s financial reporting and degree of conservatism of accounting principles and estimates.

5)	The independent auditor should report to the Audit Committee any issues discussed with their national office.

6)	Review with the independent auditor any audit problems or difficulties and management’s response.

V. Committee Meetings:

1)	The Audit Committee shall meet at least four (4) times annually.

2)	The Audit Committee shall meet with the Internal Audit Director and the independent auditor in separate private sessions to discuss any sensitive issues.

3)	Report the committee’s actions to the Board of Directors with any appropriate recommendations.

VI. Reporting Requirements:

1)	Annually prepare a written report to shareholders to be included in the company proxy statement. This report is to include:

•	The Audit Committee reviewed and discussed the audited financial statements with management.

•	The Audit Committee discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61.

•	The Audit Committee received a written report from the independent auditors delineating all relationships between the independent auditors and the company that may bear on the independence of such auditors and confirms their independence.

•	The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on form 10-K filed with the SEC.

2)	The Audit Committee Charter must be issued as an appendix to the company proxy statement once every three years.

3)	The Company proxy statement filed annually with the SEC must indicate, in writing, that the Board of Directors has adopted a written Audit Committee Charter, and the Audit Committee Charter will be reviewed and updated, as necessary, and any proposed changes forwarded to the Board of Directors for approval.

4)	Report to the Board of Directors on a regular basis.

VII. Authority:

1)	The Audit Committee will perform such other functions as may be assigned by law, the Company’s charter, or the Board of Directors.

2)	The Audit Committee has the authority to engage at the company’s expense independent counsel and other advisors, as they determine necessary to carry out their duties, and appropriate funding, as determined by the Audit Committee, for compensating such advisors as well as the accounting firm for its audit services.

VIII. Annual Evaluation

In conjunction with the Nominating and Corporate Governance Committee, undertake an annual evaluation of the Audit Committee.

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APPENDIX B

BORDERS GROUP, INC. 2004

LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose

Borders Group, Inc. (the “Company”), hereby establishes the “Borders Group, Inc. 2004 Long-Term Incentive Plan” (the “Plan”) to promote the interests of the Company and its shareholders by providing a long-term compensation plan that will: (i) assist the Company in attracting and retaining outstanding individuals to serve as directors, officers and employees of the Company and its Subsidiaries; (ii) encourage the highest level of performance by such directors, officers and employees; and (iii) permit such directors, officers and employees to share in the success of the Company.

SECTION 2. Definitions

“Award” shall mean a grant or award under Section 6 through 11, inclusive, of the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall mean the director, officer or employee’s fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Award recipient’s duties (other than as a result of Disability) or material failure or refusal to perform the Award recipient’s duties at any time while in the employ or service of the Company or a Subsidiary.

“Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Common Stock” or “Stock” shall mean the Common Stock of the Company.

“Company” shall mean Borders Group, Inc.

“Designated Beneficiary” shall mean the beneficiary designated by the director, officer or employee, in a manner determined by the Committee, to receive amounts due the director, officer or employee in the event of the director, officer or employee’s death. In the absence of an effective designation by the director, officer or employee, Designated Beneficiary shall mean the director, officer or employee’s estate.

“Disability” shall mean (a) as it relates to exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Code Section 22(e)(3), and (b) for all other purposes, that a director, officer or employee is unable to perform his or her duties and responsibilities by reason of a specific mental or physical illness or injury and such condition is not expected to improve sufficiently to permit the director, officer or employee to return to his or her position with the Company or any Subsidiary in the foreseeable future. The Committee may require such evidence of Disability as it deems appropriate, and its decision as to whether or not a director, officer or employee is disabled shall be final.

“Fair Market Value” shall mean the closing price reported for consolidated trading of issues listed on the New York Stock Exchange on the day prior to the date in question, or, if the Stock shall not have been traded on such date, the closing price on the first day prior thereto on which the Stock was so traded.

“Fiscal Year” shall mean the fiscal year of the Company.

“Incentive Stock Option” shall mean a stock option granted under Section 6, which is intended to meet the requirements of Section 422 of the Code.

“Non-statutory Stock Option” shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-statutory Stock Option.

“Performance Objectives” shall mean the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which Awards made for such Period are earned. The objectives shall be based upon such factors as the Committee may determine, including, but not limited to, one or any combination of the following: net income, earnings per share, return on assets, return on equity, cash flow return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. Any objective may be measured with reference to generally accepted accounting principles, on an operating basis or on any other basis that the Committee shall determine. The factors selected by the Committee shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. Performance Objectives may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. The Committee may use its discretion to modify or adjust any Performance Objectives to the extent permitted by Section 15.

“Performance Period” shall mean the period selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award has been earned, provided that the Performance Period shall be at least one year.

“Performance Share” shall mean an Award granted pursuant to Section 10 of the Plan expressed as a share of Common Stock.

“Performance Unit” shall mean an Award granted pursuant to Section 10 of the Plan expressed as a unit valued by reference to a designated amount of money or other property other than Common Stock.

“Prior Plans” shall mean (i) the Borders Group, Inc. Stock Option Plan; (ii) the 1998 Stock Option Plan of Borders Group, Inc.; (iii) the Borders Group, Inc. Stock Option Plan for International Employees; (iv) the Borders Group, Inc. Management Stock Purchase Plan; and (v) the Borders Group, Inc. Long Term Incentive Plan.

“Restricted Period” shall mean the period of time selected by the Committee during which a grant of Restricted Shares or Restricted Share Units may be forfeited to the Company. The Restricted Period shall be not less than (i) one year for Restricted Shares and Restricted Share Units that are granted subject to the satisfaction of Performance Objectives and for Restricted Shares that are sold under the Plan, and (ii) not less than three years for Restricted Shares and Restricted Share Units that are granted without being subject to the satisfaction of Performance Objectives; provided that the Committee, in its discretion, may provide that the Restricted Period for Restricted Shares issued as fees to directors for 2004 shall end on or at anytime after December 31, 2004.

“Restricted Shares” shall mean shares of Common Stock contingently granted to a director, officer or employee under Section 9 of the Plan.

“Restricted Share Units” shall mean restricted share units contingently granted to a director, officer or employee under Section 9 of the Plan.

“Retirement” shall mean (i) termination of employment with the Company or any Subsidiary at or after age 55 with 10 or more years of service with the Company or any Subsidiary or (ii) termination of service as a director of the Company at or after age 55 with 10 or more years of service as a director of the Company.

“Stock Appreciation Right” shall mean a right granted under Section 8.

“Subsidiary” shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power or such lesser percentage as the Committee shall approve.

“Unrestricted Shares” shall mean shares of Common Stock granted to a director, officer or employee under Section 11 of the Plan.

SECTION 3. Maximum Shares Available

The maximum aggregate number of shares of Common Stock available for Awards under the Plan is 3,000,000, subject to adjustment as provided in this Section 3 and pursuant to Section 16. Tandem Stock Appreciation Rights shall be disregarded in calculating such limit. In the event that, during the term of the Plan, (i) any Option or non tandem Stock Appreciation Right under the Plan or any Prior Plan expires unexercised or is terminated, surrendered or canceled without being exercised for any reason, or (ii) if any Restricted Shares, Restricted Share Units or Performance Shares under the Plan or any Prior Plan are forfeited or cancelled, or if any Awards are settled in cash in lieu of shares of Common Stock, then, in each such case, such shares shall be available for subsequent Awards under the Plan, upon such terms as the Committee may determine. The maximum number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted to any employee during any twelve-month period shall not exceed 200,000 in the aggregate, subject to adjustment pursuant to Section 16. The maximum number of shares of Common Stock for which any other Award that is subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) may be granted to any employee during any twelve-month period shall not exceed 200,000 in the aggregate, subject to adjustment pursuant to Section 16. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options granted under the Plan shall not exceed 500,000 shares of Common Stock, as adjusted pursuant to Section 16.

SECTION 4. Administration

(a) Committee. The Plan shall be administered by the Committee.

(b) Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority to (i) grant Options and determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any vesting period applicable to each Option; (ii) designate Options as Incentive Stock Options or Non-statutory Stock Options; (iii) grant Stock Appreciation Rights and determine the terms and conditions of such rights; (iv) grant Restricted Shares and Restricted Share Units and determine the term of the Restricted Periods and other conditions and restrictions applicable to such Restricted Shares and Restricted Share Units; (v) grant Performance Shares and Performance Units and determine the Performance Objectives, Performance Periods and other conditions applicable to such Performance Shares and Performance Units; (vi) grant Unrestricted Shares; (vii) determine the directors, officers or employees to whom, and the time or times at which, Awards will be made; and (vii) take such other action as it may deem necessary or appropriate in connection with the administration of the Plan. The Committee may delegate such powers to one or more executive officers to the extent that they relate to Awards to employees who are not executive officers of the Company.

(c) Interpretation. The Committee shall have the sole and complete authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations that it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee shall be final and binding upon the Company, all directors, officers and employees who have received Awards under the Plan and all other interested persons.

(d) No Repricing of Options or Stock Appreciation Rights. Except for adjustments pursuant to Section 16 or adjustments made with shareholder approval, the Committee does not have authority to effect repricing of Options or Stock Appreciation Rights granted under the Plan or to enter into any transaction that would be deemed to constitute a repricing of an Option or a Stock Appreciation Right for accounting purposes.

SECTION 5. Eligibility

Awards may be made to such directors, officers and employees of the Company and its Subsidiaries as the Committee shall designate. The Committee shall have the sole discretion in determining the individuals to whom Awards shall be made, as well as the nature, amount and terms of Awards, subject to the express terms of the Plan and delegation provisions herein.

SECTION 6. Stock Options

(a) Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including vesting periods, as the Committee shall from time to time determine; provided that the vesting period shall not be less than one year from the date of grant.

(b) Exercise Price. The exercise price of each Option shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. The exercise price so determined also shall be applicable in connection with the exercise of any tandem Stock Appreciation Right granted with respect to such Option.

(c) Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided herein.

(d) Exercise of Options. An Option may be exercised, in whole or in part, at such time or times, as the Committee shall determine. The Committee, in its discretion, may accelerate the exercisability of any Option at any time. A director, officer or employee may exercise options by giving written notice to the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefore. Payment for the Common Stock issuable upon exercise of the Option may be made in full in cash or by certified check or, unless the Committee otherwise determines, by (i) surrendering shares of Common Stock owned by the director, officer or employee or (ii) having the Company withhold from shares otherwise deliverable to the director, officer or employee (in either case the shares shall be valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the director, officer or employee, shall be delivered to the director, officer or employee.

(e) Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, any Stock Appreciation Rights granted in tandem with such Option shall be canceled with respect to an equal number of shares of Common Stock.

SECTION 7. Special Rules Applicable To Incentive Stock Options

(a) Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no employee may receive an Incentive Stock Option under the Plan if such employee, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under this Plan or any other plan of the Company or a Subsidiary) shall not exceed $100,000.

(c) Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by shareholders.

(d) Failure to Qualify. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-statutory Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-statutory Stock Option.

SECTION 8. Stock Appreciation Rights

(a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights in tandem with an Option (in which event the exercise of the Stock Appreciation Right shall reduce the number of shares covered by the related Option) or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant. The vesting period relating to Stock Appreciation Rights shall not be less than one year from the date of grant.

(b) A Stock Appreciation Right shall entitle the director, officer or employee to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right over the grant price thereof or, if determined by the Committee, that number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of one (1) share of Common Stock as of the date on which the nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the nontandem Stock Appreciation Right, multiplied by the number of shares of Common Stock covered by the Stock Appreciation Right, or the portion thereof being exercised.

SECTION 9. Restricted Shares and Restricted Share Units

(a) Grant or Sale of Restricted Shares; Grant of Restricted Share Units. The Committee may from time to time grant or sell Restricted Shares or grant Restricted Share Units under the Plan to directors, officers or employees, subject to such restrictions, conditions and other terms as the Committee may determine. The Committee shall determine the purchase price of any Restricted Shares sold and such price may be at less than Fair Market Value. Restricted Shares purchased with amounts earned under any bonus or similar plan of the Company or paid to directors as fees shall be treated as shares sold to the director, officer or employee.

(b) Restrictions. At the time that a grant or sale of Restricted Shares or a grant of Restricted Share Units occurs, the Committee shall establish the Restricted Period applicable to such Restricted Shares or Restricted Share Units. Each grant or sale of Restricted Shares and each grant of Restricted Share Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of Performance Objectives, which shall be applicable to all or any portion of the Restricted Shares or Restricted Share Units. Except with respect to grants of Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period (subject to the minimum required periods provided for in the definition of Restricted Period) or waive any other restrictions applicable to all or a portion of such Restricted Shares or Restricted Share Units. None of the Restricted Shares or Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Restricted Share Units.

(c) Restricted Share Certificates and Rights of Grantees or Purchasers. At the time of a grant or purchase of Restricted Shares, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee or purchaser; provided, however, that no certificate shall be issued with respect to any shares of Common Stock to be purchased with the amounts to be earned under any bonus or other incentive plan until such bonus or other incentive payment is earned. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Except as otherwise determined by the Committee, the individual in whose name a certificate has been issued shall have the right to receive dividends and the right to vote such Shares. A director, officer or employee shall not have any voting or dividend rights with respect to any Restricted Shares until a certificate is issued. Any Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the shares of Common Stock subject to the Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. The rights, if any, of a director, officer or employee upon his or her termination of service or employment prior to the expiration of the Restricted Period shall be determined in accordance with Section 12 or 13 hereof, as the case may be. Upon the expiration or termination of the Restricted Period and any deferral period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the director, officer or employee or to his or her Designated Beneficiary.

(d) Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Share Units shall be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award agreement or deferral terms. A grantee shall be credited with dividend equivalents on any vested Restricted Share Units credited to the grantee’s account at the time of any payment of dividends to shareholders on shares of Common Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the grantee as a shareholder in respect of a number of shares equal to the number of vested Restricted Share Units then credited to the grantee. Any such dividend equivalents shall be credited to the grantee’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a share of Common Stock on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested unless otherwise determined by the Committee. The rights, if any, of a director, officer or employee upon his or her termination of service or employment prior to the expiration of the Restricted Period shall be determined in accordance with Section 12 or 13 hereof, as the case may be.

SECTION 10. Performance Shares And Performance Units

(a) Award of Performance Shares. The Committee may from time to time grant Performance Shares to directors, officers or employees. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock.

Performance Shares granted to a director, officer or employee shall be credited to an account (a “Performance Share Account”) established and maintained for such director, officer or employee.

(b) Award of Performance Units. The Committee may from time to time grant Performance Units to directors, officers or employees. At the time of grant, the Committee shall specify a value of each Performance Unit (which shall be $1.00 unless otherwise specified by the Committee) or shall set forth a formula for determining the value of each Performance Unit at the time of payment. If necessary to make the calculation of the amount to be paid to the director, officer or employee under such formula, the Committee shall also state at the time of grant the initial value of each Performance Unit. Performance Units granted to a director, officer or employee shall be credited to an account (a “Performance Unit Account”) established and maintained for such director, officer or employee. The maximum amount that may be paid as a result of Performance Units granted in any twelve-month period that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Code Section 162(m) shall be $2,000,000.

(c) Performance Period and Objectives. With respect to each award of Performance Shares or Performance Units under this Plan, the Committee shall specify the Performance Period and the Performance Objectives that must be satisfied in order for the director, officer or employee to vest in such Performance Shares or Performance Units.

(d) Payment for Performance Shares and Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved. If the Performance Objectives established for a director, officer or employee for the Performance Period are partially but not fully met, the Committee, in its sole discretion, shall determine the portion of the Performance Shares or Performance Units that have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee, in its sole discretion, may grant additional, fully vested Performance Shares or Performance Units to the director, officer or employee. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay or deliver to the director, officer or employee the consideration called for by the Performance Shares or Performance Units. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock, as the Committee shall determine.

(e) Voting and Dividend Rights. Except as the Committee may otherwise provide, no director, officer or employee shall be entitled to any voting rights, to receive any dividends or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit a director, officer or employee’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

SECTION 11. Unrestricted Shares

(a) Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to directors, officers or employees at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b) Delivery of Unrestricted Shares. The Company shall issue, in the name of each director, officer or employee to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the director, officer or employee, and shall deliver such certificates to the director, officer or employee as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

SECTION 12. Termination Of Employment, Death And Disability

(a) Forfeiture of Awards upon Termination of Employment for Reasons other than Retirement, Death or Disability. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and subject to paragraph (f) below, all Awards that have not vested or become exercisable or payable on the date that an employee ceases to be an employee of the Company or any Subsidiary for any reason other than Retirement, death or Disability shall be forfeited, and the employee shall not have any right or any rights of any nature whatsoever with respect to such Awards. Without limiting the generality of the foregoing, except as otherwise determined by the Committee: (i) all Options and Stock Appreciation Rights that have not become exercisable on the date of such termination shall be cancelled; (ii) all Restricted Shares and Restricted Share Units as to which any restrictions remain in effect shall be cancelled, except as otherwise provided in paragraph (f) below; and (iii) all Performance Shares and Performance Units relating to Performance Periods that have not yet expired shall be cancelled, irrespective of the performance to date relative to the Performance Objectives relating to such Performance Shares or Performance Units.

(b) Exercise of Options and Stock Appreciation Rights after Termination of Employment. Except as otherwise determined by the Committee, if an employee ceases to be an employee of the Company or any Subsidiary, his or her vested Options and Stock Appreciation Rights may be exercised (to the extent that the employee was entitled to do so at the termination of his or her employment) at any time within three months after such termination of employment; provided, however, that if the termination of employment is due to death or Disability, or if the employee has 10 or more years of service with the Company or any Subsidiary on the date of termination, the exercise period shall be three years from the date of termination; and provided further, that in no case may an Option or Stock Appreciation Right be exercised later than the date on which the Option or Stock Appreciation Right terminates. Any Option or Stock Appreciation Right not exercised within such period shall be cancelled.

(c) Disability. In the event that the employment of an employee with the Company or any Subsidiary terminates due to his or her Disability, except as the Committee may otherwise provide: (i) each unexpired Option or Stock Appreciation Right held by such employee shall immediately vest and become exercisable; (ii) all restrictions that relate to periods of employment shall be removed from all Restricted Shares and Restricted Share Units held by such employee; provided, however, that such Restricted Shares shall be delivered to the employee and payment shall be made for the Restricted Share Units only when and if any Performance Objectives or other types of restrictions relating to such Restricted Shares or Restricted Share Units are satisfied; and (iii) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect and shall be payable and deliverable at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

(d) Death. If an employee to whom an Award has been made under the Plan shall die while employed by the Company or a Subsidiary, except as the Committee may otherwise provide: (i) each unexpired Option or Stock Appreciation Right held by such employee shall immediately vest and become exercisable; (ii) all restrictions that relate to periods of employment shall be removed from all Restricted Shares and Restricted Share Units held by such employee; provided, however, that such Restricted Shares shall be delivered and payment shall be made for the Restricted Share Units to the Designated Beneficiary of such employee only when and if any Performance Objectives or other types of restrictions relating to such Restricted Shares or Restricted Share Units are satisfied; and (iii) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect, and shall be payable and deliverable to the Designated Beneficiary of the employee at the expiration of the applicable Performance Period(s) if, and only if, the applicable Performance Objectives are satisfied.

(e) Retirement. In the event that the employment of an employee with the Company or any Subsidiary terminates due to his or her Retirement, except as the Committee may otherwise provide: (i) all Options and Stock Appreciation Rights that have not vested on the date the employee ceases to be an employee of the Company or any Subsidiary shall be cancelled, provided that where such Options or Stock Appreciation Rights vest according to a cliff schedule, a pro rata number of such Options or Stock Appreciation Rights, as the case may be, shall vest based upon the percentage of time during the vesting period that the employee was employed by the Company or any Subsidiary; (ii) subject to the final sentence hereof, with respect to Restricted Shares and Restricted Share Units that are not subject to restrictions that include the satisfaction of Performance Objectives, all Restricted Shares and Restricted Share Units as to which restrictions remain in effect on the date the employee ceases to be an employee of the Company or any Subsidiary shall be cancelled, provided that where such Restricted Shares and Restricted Share Units vest according to a cliff schedule, as soon as reasonably practicable after Retirement, a pro rata number of Restricted Shares shall be delivered and a pro rata payment shall be made for such Restricted Share Units based upon the percentage of time during the Restricted Period that the employee was employed by the Company or any Subsidiary;

(iii) with respect to Restricted Shares and Restricted Share Units that are subject to restrictions that include the satisfaction of Performance Objectives, only when and if the Performance Objectives related to such Restricted Shares and Restricted Share Units are satisfied, a pro rata number of Restricted Shares shall be delivered and a pro rata payment shall be made for such Restricted Share Units based upon the percentage of time during the Restricted Period that the employee was employed by the Company or any Subsidiary and the remainder shall be cancelled; and (iv) any Performance Shares and Performance Units held by such employee relating to Performance Periods that have not yet expired shall remain in effect and if, and only if, the applicable Performance Objectives are satisfied, a pro rata amount shall be paid or a pro rata number of shares shall be delivered at the expiration of the Performance Period based upon the percentage of time during the Performance Period that the employee was employed by the Company or any Subsidiary and the remainder shall be cancelled. Notwithstanding clause (ii) above, with respect to Restricted Shares that are purchased under the Plan and that are not subject to restrictions that include the satisfaction of Performance Objectives, all restrictions shall be removed from such Restricted Shares held by such employee upon Retirement and such Restricted Shares shall be delivered to such employee as soon as reasonably practicable after Retirement.

(f) Provisions relating to Restricted Shares if Termination of Employment for Reasons other than Retirement, Death or Disability Occurs Prior to the Lapse of Restrictions.

(i) Shares Granted. Except as the Committee may at any time provide, any Restricted Shares or Restricted Share Units granted (i.e., Restricted Shares or Restricted Share Units as to which no cash consideration was paid by the employee or which are not otherwise treated as sold under Section 9(a)) to an employee pursuant to the Plan shall be forfeited if the employee ceases to be an employee of the Company or any Subsidiary for any reason other than Retirement, death or Disability prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares or Restricted Share Units. Upon such forfeiture, the Secretary of the Company shall cancel the Restricted Shares or Restricted Share Units that are forfeited to the Company.

(ii) Shares Sold.

(A) Except as otherwise provided by the Committee, if during the Restricted Period an employee’s employment is terminated by the Company or any Subsidiary for Cause or by the employee for any reason other than Retirement, death or Disability, the employee shall receive unrestricted shares having a Fair Market Value (or cash, in the discretion of the Committee) equal to the lesser in value of (x) the then-current Fair Market Value of all Restricted Shares purchased under the Plan and held by the employee or (y) the aggregate purchase cost to the employee of all Restricted Shares held by the employee. Any additional value shall be forfeited.

(B) Except as otherwise provided by the Committee if, during a Restricted Period an employee’s employment is terminated by the Company or a Subsidiary without Cause, the employee shall receive unrestricted shares having a Fair Market Value (or cash, in the discretion of the Committee) equal to (i) the then-current Fair Market Value of a percentage of his or her Restricted Shares, such percentage to be computed by multiplying the number of Restricted Shares purchased under the Plan by the employee to which such Restricted Period applies by a fraction, the numerator of which is the number of months of employment completed during the applicable Restricted Period and the denominator of which is the number of months in the Restricted Period, plus (ii) as to the balance of such Restricted Shares, the lesser of (x) the then-current Fair Market Value of such remaining Restricted Shares or (y) the aggregate purchase cost to the employee of such remaining Restricted Shares. Any additional value shall be forfeited.

SECTION 13. Termination Of Service as a Director

(a) General. Unless otherwise determined by the Committee and subject to paragraph (b) below, the rights of a director who is not an employee of the Company shall, upon termination of his or her service as a director of the Company, be determined in accordance with Section 12 as if his or her termination of service as a director were a termination of employment.

(b) Restricted Shares or Restricted Share Units Granted as Directors Fees. Except as otherwise provided by the Committee, if during the Restricted Period a director’s service as a member of the Board terminates for any reason other than death or Disability, the director shall receive a number of unrestricted shares determined by multiplying the number of Restricted Shares and Restricted Share Units held by the director by a fraction, the numerator of which shall be the number of days the individual served as a director during the Restricted Period and the denominator of which shall be the number of days in the Restricted Period. Any additional value shall be forfeited. In the case of termination of service as a result of death or Disability, all restrictions shall immediately lapse.

SECTION 14. Effect of Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change of Control:

(i) Any Options and Stock Appreciation Rights outstanding as of the date on which such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(ii) The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and Performance Objectives relating thereto shall be deemed to have been satisfied, such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant, and payment shall be made for such Restricted Share Units;

(iii) All Performance Objectives shall be considered to have been achieved at a target performance level, any deferral or other restrictions shall lapse and all Performance Shares and Performance Units shall be immediately settled or distributed in full notwithstanding the fact that the Performance Period has not expired;

(iv) The restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

(v) The Committee, in its sole discretion and notwithstanding anything to the contrary in (i) though (iv) above, may make any adjustments or take any other action permitted by Section 16.

SECTION 15. Code Section 162(m) Provisions

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time that an Award is granted to an employee that such employee is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a “covered employee” as defined under Section 162(m) of the Code, then the Committee may provide that this Section 15 is applicable to such Award.

(b) If an Award is subject to this Section 15, then the grant of the Award or the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Performance Objectives established by the Committee based on the attainment of one or any combination of the following: net income, earnings per share, return on assets, return on equity, cash flow, return on investment, total shareholder return, return on capital employed, return on sales, comparable store sales and total sales. Any objective may be measured with reference to generally accepted accounting principles, on an operating basis or on any other basis that the Committee shall determine at the time that the Award is granted. Such Performance Objectives also may be based in whole or in part upon the attainment of specified levels of performance under one or more of the measures described above by any Subsidiary or other business unit. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

(c) Notwithstanding any provision of this Plan other than Section 16, with respect to any Award that is subject to this Section 15, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable Performance Objectives except in the case of the death or Disability of the employee.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) and (C) of the Code or any successor thereto.

SECTION 16. Adjustments

The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to:

(a) the aggregate numbers of shares of Common Stock available under the Plan and the limits on grants to individual employees provided in Section 3,

(b) the number of shares of Common Stock covered by an outstanding Award,

(c) the exercise prices of outstanding Options,

(d) the base prices of outstanding Stock Appreciation Rights,

and such other adjustments (if any) to outstanding Awards as the Committee may determine to be appropriate and equitable, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a Subsidiary or similar event of or by the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Common Stock available under the Plan and/or the Common Stock covered by outstanding Awards, and (iii) in connection with any disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by individuals employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the disaffiliation. Without limiting the generality of the foregoing, in the event of a Business Combination (whether or not constituting a Change of Control) in which the shareholders of the Company receive cash and/or noncash consideration in exchange for their Common Stock (the “Consideration”), the Committee may, in its sole discretion (among other things):

(i) make arrangements so that the holder of an Award will receive, or be entitled to receive, upon exercise or vesting thereof, the Consideration that the holder would have received in the Business Combination with respect to the shares subject to the Award, had such Award been exercised or vested, as applicable, immediately before the Business Combination, less any applicable withholding taxes; or

(ii) cancel any outstanding Option or Stock Appreciation Right, provided that (A) if the per-share exercise price or base price, as applicable, of the cancelled Award is less than the value of the Consideration for one share of Common Stock (the “Per-Share Consideration”), the holder of the cancelled Award is paid an amount equal to (x) the excess of the Per-Share Consideration over the exercise price or base price, times (y) the number of shares of Common Stock subject to the cancelled Award, less any applicable withholding taxes, and (B) if the Per-Share Consideration is less than the per-share exercise price or base price, as applicable, of the cancelled Award, such cancellation may be effected without any payment or other compensation to the holder of the cancelled Award.

SECTION 17. Amendment And Termination

The Board may suspend, terminate, modify or amend the Plan, without the approval of shareholders of the Company, unless shareholder approval is required by applicable rules of the New York Stock Exchange or any other exchange on which shares of the Company are listed. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the director, officer or employee to whom an Award shall theretofore have been granted, adversely affect the rights of such director, officer or employee under such Award.

SECTION 18. Rules for Non-U.S. Jurisdictions

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Subsidiary is located or to meet the goals and objectives of the Plan. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans for these purposes. The Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which vary for a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non-U.S. jurisdiction.

SECTION 19. Miscellaneous Provisions

(a) Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries to remit to the Company an amount sufficient to satisfy foreign, federal, state and local withholding requirements, or to deduct from all payments under this Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all foreign, federal, state and local withholding tax requirements. Unless otherwise determined by the Committee, an employee or his or her Designated Beneficiary may satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Company withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which they are delivered to the Company. In the case of an Award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the employee at the time of such Award.

(b) Nontransferability of Awards. No Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. A director, officer or employee may exercise an Award only during his or her lifetime, or following his or her death pursuant to Section 12.

(c) Adjustment of Performance Objectives. Except as provided in Section 15, the Committee shall be authorized to modify and make adjustments in Performance Objectives (or in the manner in which performance is measured against Performance Objectives) or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d) Forfeiture of Awards for Certain Conduct. Notwithstanding any other provision of the Plan, all outstanding Awards to any director, officer or employee shall be canceled if the director, officer or employee: (i) engages in illegal, unethical or other misconduct that the Committee determines is detrimental to the best interests of the Company or any Subsidiary; or (ii) without the consent of the Committee, while employed by the Company or any Subsidiary or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or any Subsidiary or with any business in which the Company or any Subsidiary has a substantial interest as determined by the Committee.

(e) Deferral of Awards. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

(f) General Creditor Status. Directors, officers and employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any director, officer or employee or beneficiary or legal representative of such director, officer or employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(g) No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to the Plan, nor the grant of any Award, shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a Subsidiary to modify the terms of or terminate such employee’s employment at any time.

(h) Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the director, officer or employee at his or her address set forth in the books and records of the Company or its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

(i) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan, without regard to its conflicts of law doctrine.

(k) Effective Date and Term of Plan. The Plan shall become effective upon the approval of the Plan by the shareholders of the Company. Unless earlier terminated pursuant to Article 17 hereof, the Plan shall terminate on April 30, 2009.

(l) Discontinuance of Grants or Awards Under Prior Plans. Effective as of the date that this Plan is approved by shareholders of the Company, no additional grants or awards shall be made under any of the Prior Plans. Subject to the foregoing, the Prior Plans shall remain in full force and effect.

(m) Effect on Other Plans. Participation in this Plan shall not affect a director, officer or employee’s eligibility to participate in any other benefit or incentive plan, program or arrangement of the Company or any Subsidiary and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan, program or arrangement of the Company or any Subsidiary unless specifically provided.

(n) Plan Provisions Control. The terms of this Plan govern all Awards granted under this Plan. In the event any provisions of any Award shall conflict with any terms of this Plan, the terms of this Plan shall control.

BORDERS GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
1. Log on to the Internet and go		1. Call toll-free
to http://www.eproxyvote.com/bgp		1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X	Please mark your votes as in this example	5941

This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of the Company’s nominees to serve as Directors, FOR the proposal to approve the Company’s 2004 Long-Term Incentive Plan and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004. As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.

The Board of Directors recommends a vote FOR the election of the Company’s nominees to serve as Directors, FOR the proposal to approve the Company’s 2004 Long-Term Incentive Plan and FOR the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.

1.	Election of Directors. (Please see reverse)	For Withheld		2.	Approval of the Company’s 2004 Long-Term Incentive Plan.	For Against Abstain	3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.	For Against Abstain
	FOR ALL OF THE COMPANY’S NOMINEES		WITHHOLD AUTHORITY TO VOTE FOR ALL OF THE COMPANY’S NOMINEES

Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name(s) in the space above.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting or any adjournment thereof.

(Please sign exactly as name appears above. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name of duly authorized officer who adds his or her name and title.)
Signature:_____________________________ Date: __________ Signature:____________________________ Date: _____________

FOLD AND DETACH HERE

PROXY

BORDERS GROUP, INC.

Proxy Solicited on Behalf of the Board of Directors for
the May 20, 2004, Annual Meeting of Shareholders

The undersigned hereby appoints Gregory P. Josefowicz and Thomas D. Carney, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders Group, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Borders Group, Inc., to be held on May 20, 2004, or any adjournment thereof, upon all matters that may properly come before the meeting.

Your vote with respect to the following matters may be indicated on the reverse side:

1.	The election of nine directors. The Company’s nominees are: (01) Joel J. Cohen, (02) Robert F. DiRomualdo, (03) Gregory P. Josefowicz, (04) Amy B. Lane, (05) Victor L. Lund, (06) Dr. Edna Greene Medford, (07) George R. Mrkonic, (08) Lawrence I. Pollock and (09) Beth M. Pritchard.

2.	A proposal to approve the Company’s 2004 Long-Term Incentive Plan.

3.	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal 2004.

Please date and sign on the reverse side and return promptly in the enclosed envelope.

If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.